UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 20, 2016
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180
Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 581-9993

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Please see the information contained in Item 5.02 of this Current Report on Form 8-K below, which information is incorporated by reference in this Item 1.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           The Company is announcing that, effective June 20, 2016, Peter J. Prygelski III has resigned his positions as Chief Financial Officer and Treasurer of the Company to pursue other opportunities.  In connection with his resignation, the Company agreed to pay Mr. Prygelski severance equal to two years’ base salary and accelerated the vesting of his unvested stock options and restricted stock.

As a result of Mr. Prygelski’s resignation, the employment-related provisions of his Second Amended and Restated Employment Agreement dated January 18, 2012 are deemed terminated as of such date.

Contemporaneously with his resignation, Mr. Prygelski has resigned as a director of the Company.

The Company thanks Mr. Prygelski for his nine years of service to the Company and the contributions he has made to the Company’s success.  The Company wishes him well in his future endeavors.

(c)           The Company has appointed Erick A. Fernandez, the Company’s Vice President, Corporate Accounting and Reporting, to serve as the Company’s interim Chief Financial Officer and principal accounting and financial officer effective June 20, 2016.  Mr. Fernandez brings more than 15 years’ experience in accounting and financial reporting, including most recently as Senior Director, Financial Planning and Analysis, for Verizon Communications, Inc. from June 2011 until he joined the Company in January 2016.  Prior to that position, Mr. Fernandez held various Finance and Accounting positions at Terremark Worldwide, Inc., including Senior Director of Accounting and External Reporting from November 2010 to June 2011, Director of Budgeting and Reporting from July 2009 to November 2010, and Director of SEC Reporting from June 2008 to July 2009.

From September 2001 to June 2008, Mr. Fernandez worked for the “Big 5” accounting firms, including as an Audit Manager at Ernst & Young LLP from May 2002 to June 2008.  Mr. Fernandez is a Certified Public Accountant and received his Masters of Business Administration and a bachelor’s degree in accounting from Florida International University.  There are no family relationships between Mr. Fernandez and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer.  Mr. Fernandez will receive an annual base salary, bonus and benefits, including eligibility for equity grants under the Company’s 2012 Stock Incentive Plan, consistent with the other members of the Company’s management team.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATIONAL HOLDING COMPANY

Date: June 20, 2016	By: /s/ Michael H. Braun
Name: Michael H. Braun
Title: Chief Executive Officer and President (Principal Executive Officer)